Exhibit 99(h)(20)

SCHEDULE B

(Dated: July 1, 2013)

THIS SCHEDULE B, amended and restated as of July 1, 2013, for the addition of the Real Assets Fund, Flexible Income Fund and Global Natural Resources Equity Fund, is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of December 14, 2012, between BNY Mellon Investment Servicing (US) Inc. and GuideStone Funds.

FUNDS

DATE TARGET FUNDS

MyDestination 2005 Fund

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

MyDestination 2055 Fund

ASSET ALLOCATION FUNDS

Conservative Allocation Fund

Balanced Allocation Fund

Growth Allocation Fund

Aggressive Allocation Fund

Conservative Allocation Fund I

Balanced Allocation Fund I

Growth Allocation Fund I

Aggressive Allocation Fund I

SELECT FUNDS

Money Market Fund

Low-Duration Bond Fund

Medium-Duration Bond Fund

Extended-Duration Bond Fund

Inflation Protected Bond Fund

Flexible Income Fund

Global Bond Fund

Defensive Market Strategies Fund

Real Assets Fund

Global Natural Resources Equity Fund

Equity Index Fund

Real Estate Securities Fund

Value Equity Fund

Growth Equity Fund

Small Cap Equity Fund

International Equity Fund